QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
American Wagering, Inc.
Las Vegas, Nevada

We consent to the incorporation by reference in the registration statements of American Wagering, Inc. on Form S-8 (File Nos. 333-89494, 333-32505, 333-27393 and 333-27395) of our report dated May 29, 2007, included in this Annual Report on Form 10-KSB/A, on the financial statements of American Wagering, Inc. and Subsidiaries as of January 31, 2007 and for the years ended January 31, 2007 and 2006.

PIERCY BOWLER TAYLOR & KERN

Certified Public Accountants & Business Advisors
A Professional Corporation
Las Vegas, Nevada
November 26, 2007

QuickLinks

  Exhibit 23.1